SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 29, 2003

FEDEX CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (901) 818-7500

FEDERAL EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 1-7806

Delaware	71-0427007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3610 Hacks Cross Road, Memphis, Tennessee	38125
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (901) 369-3600

Item 5.  Other Events and Regulation FD Disclosure.

On December 29, 2003, FedEx Corporation (“FedEx”) and Keyway, Inc., a wholly owned subsidiary of FedEx (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kinko’s, Inc. (“Kinko’s”) and the principal stockholders of Kinko’s.  Pursuant to the Merger Agreement, Merger Sub will be merged with and into Kinko’s (the “Merger”), and Kinko’s will become a wholly owned subsidiary of FedEx.  Consummation of the Merger is subject to various conditions, including the receipt of all requisite regulatory approvals.

The foregoing description of the Merger and Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of December 29, 2003 among Kinko’s Inc., FedEx Corporation, Keyway, Inc. and the Principal Stockholders named therein.

99.1	Press Release issued by FedEx Corporation and Clayton, Dubilier & Rice, Inc. dated December 30, 2003.

Item 9.  Regulation FD Disclosure.

A copy of the joint press release of FedEx and Clayton, Dubilier & Rice, Inc., dated December 30, 2003, announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

FedEx Corporation

Date: December 31, 2003	By:	/s/ JAMES S. HUDSON
James S. Hudson
Corporate Vice President — Strategic Financial Planning and Control

Federal Express Corporation

Date: December 31, 2003	By:	/s/ DAVID J. BRONCZEK
David J. Bronczek
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of December 29, 2003 among Kinko’s Inc., FedEx Corporation, Keyway, Inc. and the Principal Stockholders named therein.

99.1	Press Release issued by FedEx Corporation and Clayton, Dubilier & Rice, Inc. dated December 30, 2003.

E-1